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                  CORPORATE FINANCE ADVISORY SERVICES AGREEMENT

FRIEDLAND CORPORATE INVESTOR SERVICES LLC ("FRIEDLAND") hereby agrees to provide to China Agri-Business, Inc. (the "Company") corporate finance advisory services specifically and primarily designed to assist the Company in forming a Chinese owned Wholly-Owned Foreign Enterprise ("WOFE"), and the Company becoming publicly-traded in the United States.

1.    COSTS FOR ADVISORY SERVICES

1.1 Payment in Shares. The advisory services to be provided by FRIEDLAND shall commence upon the receipt by FRIEDLAND of an executed copy of this Advisory Services Agreement and the issuance by the Company to FRIEDLAND (or designees of FRIEDLAND) of shares of the common stock of the Company (the "Stock"), with the understanding that the Stock shall represent no less than 10% of the Company's shares outstanding, on a fully diluted basis, at the time of commencement of trading of the Company's shares. .

1.2 Payment in Cash. Upon the establishment of a trading market for the Company's shares in the United States, the Company shall pay to FRIEDLAND, the US dollar equivalent of RMB 750,000 by wire transfer to FRIEDLAND's account in the United States.

1.3 Stock Certificates. Certificates representing the Stock shall be registered in FRIEDLAND's name (or designees of FRIEDLAND) (or an appropriate book entry shall be made). Certificates shall be issued to FRIEDLAND and registered in the name of FRIEDLAND (or designees of FRIEDLAND).

1.4 Adjustments to Stock. If there is any change, increase or decrease, in the outstanding shares of the Company's common stock which is effected without receipt of additional consideration by the Company, by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of stock, or other similar circumstances, or if there is a spin-off or other distribution of assets to the Company's stockholders, other than the acquisition of the Target, the Company shall make an appropriate adjustment in the aggregate number of shares of Stock. Such adjustment shall be identical to the adjustment made generally with respect to outstanding shares of the Company's common stock. Any additional securities or other property issued to FRIEDLAND as a result of any of the foregoing events shall continue to be subject to the terms of this Agreement to the same extent as the Stock giving rise to the right to receive such additional securities or other property.

3.    DISCLOSURE

      Additionally, it is acknowledged that FRIEDLAND, or an affiliate of FRIEDLAND may enter, or has entered into a services agreement with a privately-held Chinese company that may enter into a business relationship with the WOFE, and FRIEDLAND may be receiving cash fees from the privately-held Chinese company.

4.    REPRESENTATION AND WARRANTIES

4.1 Company. The Company represents and warrants to FRIEDLAND as follows: (i) The Company has been duly formed; (ii) the execution of this Agreement has been duly authorized by the Company and does not require the consent of or notice to any party not previously obtained or given, and (iii)The Company shall indemnify and save FRIEDLAND harmless against any claims, damages, liabilities and causes of action, including but not limited to reasonable attorney fees, which arise by reason of the consulting services provided by FRIEDLAND hereunder, or by reason of an act FRIEDLAND may do on behalf of, or at the request of the Company, providing that FRIEDLAND's actions and activities in providing consulting services hereunder, and any such act undertaken by FRIEDLAND on behalf of, or at the request of the Company, actions or activities are consistent with the provisions of this Agreement, are undertaken in good faith, and do not involve gross negligence or wanton or willful misconduct by FRIEDLAND.


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4.2   FRIEDLAND. FRIEDLAND represents and warrants to the Company as follows:
      (i) FRIEDLAND has been duly formed under the laws of the State of Colorado; (ii) the execution of this Agreement and the performance of FRIEDLAND'S obligations hereunder does not require the consent of or notice to any party not previously obtained or given, and, there is nothing that prohibits or restricts the execution by FRIEDLAND of this Agreement or its performance of its obligations hereunder.

4.3 FRIEDLAND's Investment Representations. FRIEDLAND acknowledges that the Stock to be issued by the Company pursuant to this Agreement has not been registered under the Securities Act, or any applicable state securities laws, and is being offered and sold pursuant to exemptions from such registration requirements based in part upon FRIEDLAND's representations and acknowledgments contained in this Agreement, including the following:

      (a) FRIEDLAND warrants and represents to the Company that FRIEDLAND is acquiring the Stock on FRIEDLAND's own account for investment and not with a view to or for sale in connection with any distribution of the Stock or with any present intention of distributing or selling the Stock and Participant does not presently have reason to anticipate any change in circumstances or any particular occasion or event which would cause FRIEDLAND to sell the Stock;

      (b) FRIEDLAND acknowledges that FRIEDLAND must bear the economic risk of this investment indefinitely unless the Stock is registered pursuant to the Securities Act and applicable state securities laws or an exemption from such registration is available;

      (c) FRIEDLAND understands there is no assurance that any exemption from registration under the Securities Act and applicable state securities laws will be available in the future; and

      (d) FRIEDLAND represents that, by reason of FRIEDLAND's relationship with the Company and FRIEDLAND's business and financial expertise, FRIEDLAND has the capacity to protect FRIEDLAND's own interests in connection with the transactions contemplated by this Agreement.

5.    COVENANTS

      Each of FRIEDLAND and the Company covenant that it will diligently, skillfully and in good faith do and perform the acts and duties required herein.

6.    MISCELLANEOUS

6.1 Rights as a Stockholder. FRIEDLAND shall have, with respect to the Stock, all of the rights of a stockholder of the Company, including the right to vote the Stock and the right to receive any dividends or other distributions with respect thereto.

6.2 Validity of Share Issuance. The shares of Stock have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

6.3 Further Action. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

6.4 Notice. All notices, requests, demands, directions and other communications ("Notices") provided for in this Agreement shall be in writing and shall be mailed or delivered personally or sent by facsimile to the applicable Party at the address of such Party set forth below in this Section 6.4. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the third business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective on the first business day on which or after which it is delivered to the address for the respective Party set forth in this Section 6.4. When sent by facsimile, each such Notice shall be effective on the first business day on which or after which it is sent. Each such Notice shall be addressed to the Party to be notified as shown below:


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      THE COMPANY:   China Agri-Business, Inc.
                     Attention: Mark Shaner, President
                     70 South Potomac
                     Aurora, CO 80012
                     Fax: (303) 865-1056

      FRIEDLAND:     FRIEDLAND CORPORATE INVESTOR SERVICES LLC
                     Attention: Jeffrey O. Friedland, Managing Member
                     36 Steele Street, Suite 10
                     Denver, CO 80206
                     Fax: 1-212-202-4436

      Either Party may change its respective address for purposes of this
      Section 6.4 by giving the other Party Notice of the new address in the manner set forth above.

6.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

6.6 Non-Waiver. The waiver of any Party of a breach or a violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

6.7 Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

6.8 Inurement. This Agreement shall be binding upon all of the Parties, and it shall benefit, respectively, each of the Parties, and their respective employees, agents and successors. Except as expressly provided herein, there are no third party beneficiaries to this Agreement, and this Agreement shall not be assignable by any party.

6.9 Headings. The headings to this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

6.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

6.11 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled in Denver, Colorado by arbitration (except as provided below), in accordance with the rules then obtaining, of the American Arbitration Association (the "Association"). If the subject of the arbitration involves an intellectual property, corporate, or bankruptcy matter, as determined by the Association, then the arbitrator(s) shall have had experience in that subject. The Association is authorized to make arrangements for this arbitration, to be held under these rules in any locality in the United States agreed upon by the parties or as designated by the Association. In addition, in the event of a dispute for which the aggrieved party seeks immediate equitable relief, including without limitation an injunction, the appropriate action may be brought in any court with appropriate jurisdiction, provided that any such equitable relief shall be subject to modification by the court after completion of arbitration of the dispute. This Agreement shall be enforceable, and judgment upon any award rendered by all or a majority of the arbitrators may be entered, in any court of any county having jurisdiction.


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6.12  Choice of Law. This Agreement shall be construed in accordance with the laws of the State of Colorado of the United States without regard to conflicts of laws principles, and the parties agree to exclusive jurisdiction in the State of Colorado.

      IN WITNESS WHEREOF, the Parties have executed this Agreement, as of March 16, 2006.


CHINA AGRI-BUSINESS, INC.

By: /s/ Mark Shaner
    ---------------
    Mark Shaner, President


FRIEDLAND CORPORATE INVESTOR SERVICES LLC

By: /s/ Jeffrey O. Friedland
    ------------------------
    Jeffrey O. Friedland, Managing Member


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                    Friedland Corporate Investor Services LLC
                             600 South Cherry Street
                            Suite 530 Denver CO 80246
                               Fax: 1-303-355-7176

                                                     March 19, 2007

China Agri-Business, Inc.
Finance Plaza 9th Floor
Hi-tech Road No. 42
Hi-tech Industrial Development Zone
Xi'an, Shaanxi, CHINA 710068
Tel: 011-86-29-88222938
Attn: Liping Deng

Dear Mr. Deng:

      Reference is made to the Corporate Finance Advisory Services Agreement between China Agri-Business, Inc. ("China Agri") and Friedland Corporate Investor Services LLC (Friedland) dated March 16, 2007.

      In consideration of the issuance of 10% of China Agri's par value $0.001 per share common stock ("Common Stock") to Friedland (or designees of Friedland) based on the aggregate of the total outstanding shares of Common Stock before China Agri's initial public offering and the maximum offering in the initial public offering, the undersigned has agreed that it hereby irrevocably waives the requirement that such share issuance should be on a fully diluted basis, as stated under Clause 1.2 of the Agreement as well as any further anti-dilution adjustments under Clause 1.2 in the future.

                                     Very truly yours,

                                     Friedland Corporate Investor Services LLC

                                     By: /s/ Jeffrey O. Friedland
                                         ------------------------
                                         Jeffrey O. Friedland, Managing Director

Agreed and Accepted by
China Agri-Business, Inc.

/s/ Liping Deng
---------------
By: Liping Deng, President and CEO